Exhibit 99.1

Kilroy Realty

Q2 2024 Supplemental Financial Report

KILROY

Q2 2024 Supplemental Financial Report

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 31, 2024 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2024.

Second Quarter Highlights

Financial Results
•Revenues of $280.7 million
•Net income available to common stockholders of $0.41 per diluted share
•Funds from operations available to common stockholders and unitholders (“FFO”) of $132.6 million, or $1.10 per diluted share

Leasing and Occupancy
•Stabilized portfolio was 83.7% occupied and 85.4% leased at June 30, 2024
•Signed approximately 235,000 square feet of leases, comprised of 122,000 square feet of new leasing on previously vacant space, 55,000 square feet of new leasing on currently occupied space, and 58,000 square feet of renewal leasing
◦Includes 16,000 square feet of short-term leasing, comprised of 11,000 square feet of short-term new leasing and 5,000 square feet of short-term renewal leasing
◦GAAP rents increased 7.2% and cash rents decreased 4.6% from prior levels on second generation leasing, excluding short-term leasing

Balance Sheet / Liquidity
•As of June 30, 2024, the Company had approximately $1.9 billion of total liquidity comprised of approximately $0.8 billion of cash and approximately $1.1 billion available under the unsecured revolving credit facility

Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16

Recent Developments

•In July, signed approximately 184,000 square feet of leases, inclusive of 46,000 square feet of short-term renewal leases
i

Q2 2024 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company is providing an updated Nareit-defined FFO per diluted share guidance for the full year 2024 of $4.21 to $4.31 per share, with a midpoint of $4.26 per share.

	Full Year 2024 Range as of May 2024		Full Year 2024 Range as of July 2024
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.46	$1.61	$1.50	$1.59

Weighted average common shares outstanding - diluted (1)	118,000	118,000	118,000	118,000

Net income available to common stockholders	$172,500	$190,000	$177,000	$188,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,900	2,000	1,800	1,900
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	21,000	20,500	21,000
Depreciation and amortization of real estate assets	335,000	336,000	338,000	339,000
Gains on sales of depreciable real estate	—	—	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(31,000)	(32,000)	(31,500)	(32,000)
Funds From Operations (2)	$498,900	$517,000	$505,800	$517,900

Weighted average common shares/units outstanding – diluted (3)	120,250	120,250	120,200	120,200

Funds From Operations per common share/unit – diluted (3)	$4.15	$4.30	$4.21	$4.31

Key Assumptions	May 2024 Assumptions	July 2024 Assumptions
Change in same store cash NOI (2)	(3.5%) to (5.5%)	(3.0%) to (4.0%)
Average full year occupancy	82.50% to 84.00%	82.75% to 83.75%
General and administrative expenses	$72 million to $80 million	$72 million to $80 million
Total development spending (4)	$200 million to $300 million	$225 million to $275 million
Weighted average common shares/units outstanding – diluted (in thousands) (3)	120,250	120,200

 ________________________
(1)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards.
(2)See pages 32-33 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)Remaining 2024 development spending is $100 million to $150 million.

The Company’s guidance estimates for the full year 2024, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or
ii

Q2 2024 Supplemental Financial Report
losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss second quarter results and the current business environment during the Company’s August 1, 2024 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=f15f60b2&confId=58185. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/326412379. It may be necessary to download audio software to hear the conference call.

iii

Q2 2024 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2023, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: 2100 Kettner, San Diego, CA | 100 Hooper, San Francisco, CA | Kilroy Sabre Springs, San Diego, CA

01
Corporate Data and Financial Highlights

–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q2 2024 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San Francisco Bay Area, Seattle, and Austin. The Company has over seven decades of experience developing, acquiring and managing office, life science, and mixed-use real estate assets. At June 30, 2024, the Company’s stabilized portfolio comprised of 121 buildings encompassing an aggregate of approximately 17.0 million square feet of primarily office and life science space that was 83.7% occupied and 85.4% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 92.8% for the quarter ended June 30, 2024.

Board of Directors		Executive and Senior Management Team		Investor Relations
Edward F. Brennan, PhD	Chair	Angela M. Aman	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Angela M. Aman		Justin W. Smart	President
Daryl J. Carter		Eliott Trencher	EVP, Chief Financial Officer and Chief Investment Officer
Jolie Hunt		Robert Paratte	EVP, Chief Leasing Officer
Scott S. Ingraham		Heidi R. Roth	EVP, Chief Administrative Officer
Louisa G. Ritter		Lauren N. Stadler	EVP, General Counsel and Secretary	Taylor Friend	SVP, Capital Markets and Treasurer
Gary R. Stevenson		John Osmond	EVP, Head of Asset Management
Peter B. Stoneberg		Merryl Werber	SVP, Chief Accounting Officer and Controller

Equity Research Coverage

Barclays		Jefferies LLC
Brendan Lynch	(212) 526-9428	Peter Abramowitz	(212) 336-7241
BofA Securities		J.P. Morgan
Camille Bonnel	(646) 855-5042	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		Keybanc Capital Markets
John P. Kim	(212) 885-4115	Upal Rana	(917) 368-2316
BTIG		Mizuho Securities USA LLC
Thomas Catherwood	(212) 738-6140	Vikram Malhotra	(212) 282-3827
Citigroup Investment Research		RBC Capital Markets
Michael Griffin	(212) 816-5871	Mike Carroll	(440) 715-2649
Deutsche Bank Securities, Inc.		Scotiabank
Omotayo Okusanya	(212) 250-9284	Nicholas Yulico	(212) 225-6904
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(410) 662-2556
Goldman Sachs & Co. LLC		Wolfe Research
Caitlin Burrows	(212) 902-4736	Andrew Rosivach	(646) 582-9250
Green Street Advisors
Dylan Burzinski	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q2 2024 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

INCOME ITEMS:
Revenues	$280,731	$278,581	$269,016	$283,594	$284,282
Capitalized Interest and Debt Costs	20,515	19,807	21,510	20,056	19,470
Cash Lease Termination Fees (1)	2,465	3,851	3,437	1,682	225
EARNINGS METRICS:
Net Income Available to Common Stockholders	$49,211	$49,920	$47,284	$52,762	$55,587
Net Operating Income (2)	189,447	189,270	184,725	193,396	198,584
EBITDA, as adjusted (3)	178,461	182,602	171,387	173,798	178,020
Company's Share of EBITDA, as adjusted (3)	170,860	173,942	163,059	165,408	169,858
Company's Share of EBITDA, as adjusted less interest income (3)	160,776	160,752	152,363	158,393	166,437
Funds From Operations (4)	132,587	133,723	129,257	134,047	141,853
Funds Available for Distribution (4)	114,834	125,328	109,528	118,698	119,546
PER SHARE INFORMATION (5):
Net Income Available to Common Stockholders per common share – diluted	$0.41	$0.42	$0.40	$0.45	$0.47
Funds From Operations per common share – diluted (4)	1.10	1.11	1.08	1.12	1.19
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54
RATIOS (6):
Net Operating Income Margin (2)	67.5%	67.9%	68.7%	68.2%	69.9%
Net Debt to Company's Share of EBITDA, as adjusted Ratio (3)(7)	6.4x	6.3x	6.2x	6.1x	6.1x
Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio (3)(7)	6.8x	6.6x	6.5x	6.2x	6.2x
Fixed Charge Coverage Ratio - Net Income	1.0x	1.0x	1.0x	1.2x	1.4x
Fixed Charge Coverage Ratio - EBITDA, as adjusted (3)	3.3x	3.3x	3.4x	3.7x	4.1x
Net Income Payout Ratio	117.3%	114.9%	120.5%	108.8%	104.3%
FFO / FAD Payout Ratio (4)	48.3% / 55.7%	47.9% / 51.1%	49.5% / 58.4%	47.7% / 53.9%	45.0% / 53.4%
STABILIZED PORTFOLIO INFORMATION:
Change in Same Store Net Operating Income (8)	(5.7)%	(9.4)%	(10.6)%	(5.0)%	(2.3)%
Change in Same Store Cash Net Operating Income (8)	0.2%	(7.2)%	(1.2)%	0.2%	2.7%
Period End Occupancy Percentage	83.7%	84.2%	85.0%	86.2%	86.6%
Period End Leased Percentage	85.4%	85.7%	86.4%	87.5%	88.6%
Lease Composition (Net / Gross) (9)	51% / 49%	51% / 49%	51% / 49%	49% / 51%	49% / 51%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 35-37 “Definitions Included in Supplemental.” Refer to pages 31-33 for Management Statements on non-GAAP supplemental measures.
(1)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(2)Please refer to page 38 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(3)Please refer to page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to the Company's EBITDA metrics.
(4)Please refer to page 6 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 41 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(5)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(6)Ratios are calculated based on current quarter annualized amounts unless otherwise noted.
(7)Calculated on a trailing-12 month basis. Please refer to page 29 for the calculation of this ratio.
(8)Calculated as the change over the same prior year period. For all quarterly periods in 2024, the Same Store Portfolio was comprised of 119 properties. For all quarterly periods in 2023, the Same Store Portfolio was comprised of 115 properties.
(9)Based upon annualized base rent, including 100% of consolidated property partnerships, as of the period end. Excludes leases at our three residential properties.

Q2 2024 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

ASSETS:
Land and improvements	$1,743,170	$1,743,170	$1,743,170	$1,743,170	$1,738,242
Buildings and improvements	8,501,976	8,479,359	8,463,674	8,431,499	8,353,596
Undeveloped land and construction in progress	2,207,180	2,114,242	2,034,804	1,950,424	1,894,545
Total real estate assets held for investment	12,452,326	12,336,771	12,241,648	12,125,093	11,986,383
Accumulated depreciation and amortization	(2,671,141)	(2,594,996)	(2,518,304)	(2,443,659)	(2,369,515)
Total real estate assets held for investment, net	9,781,185	9,741,775	9,723,344	9,681,434	9,616,868
Cash and cash equivalents	835,893	855,007	510,163	618,794	361,885
Marketable securities	32,648	109,513	284,670	278,789	25,786
Current receivables, net	10,229	13,291	13,609	11,383	10,686
Deferred rent receivables, net	458,177	457,494	460,979	466,073	463,640
Deferred leasing costs and acquisition-related intangible assets, net	220,485	226,506	229,705	228,742	230,559
Right of use ground lease assets	129,760	130,026	125,506	125,765	126,022
Prepaid expenses and other assets, net	75,379	65,588	53,069	60,141	75,588
TOTAL ASSETS	$11,543,756	$11,599,200	$11,401,045	$11,471,121	$10,911,034

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$600,741	$601,990	$603,225	$604,480	$240,142
Unsecured debt, net	4,519,796	4,518,297	4,325,153	4,330,326	4,172,833
Accounts payable, accrued expenses and other liabilities	361,759	401,892	371,179	426,662	377,733
Ground lease liabilities	128,787	128,966	124,353	124,517	124,678
Accrued dividends and distributions	65,118	65,111	64,440	64,423	64,438
Deferred revenue and acquisition-related intangible liabilities, net	160,284	166,436	173,638	178,542	185,429
Rents received in advance and tenant security deposits	73,013	73,777	79,364	74,646	78,187
Total liabilities	5,909,498	5,956,469	5,741,352	5,803,596	5,243,440
Equity:
Stockholders’ Equity
Common stock	1,174	1,174	1,173	1,173	1,172
Additional paid-in capital	5,216,699	5,208,753	5,205,839	5,195,106	5,184,227
Retained earnings	187,796	203,080	221,149	237,665	248,695
Total stockholders’ equity	5,405,669	5,413,007	5,428,161	5,433,944	5,434,094
Noncontrolling Interests
Common units of the Operating Partnership	52,985	53,087	53,275	53,328	53,358
Noncontrolling interests in consolidated property partnerships	175,604	176,637	178,257	180,253	180,142
Total noncontrolling interests	228,589	229,724	231,532	233,581	233,500
Total equity	5,634,258	5,642,731	5,659,693	5,667,525	5,667,594
TOTAL LIABILITIES AND EQUITY	$11,543,756	$11,599,200	$11,401,045	$11,471,121	$10,911,034

Q2 2024 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
REVENUES
Rental income	$275,919	$274,890	$265,643	$280,681	$281,309	$550,809	$571,413
Other property income	4,812	3,691	3,373	2,913	2,973	8,503	5,671
Total revenues	280,731	278,581	269,016	283,594	284,282	559,312	577,084
EXPENSES
Property expenses	59,279	57,320	60,731	59,445	55,008	116,599	108,788
Real estate taxes	29,009	29,239	21,000	28,363	28,277	58,248	56,505
Ground leases	2,996	2,752	2,560	2,390	2,413	5,748	4,782
General and administrative expenses (1)	18,951	17,579	22,078	24,761	22,659	36,530	46,595
Leasing costs	2,119	2,279	1,956	1,852	1,326	4,398	2,698
Depreciation and amortization	87,151	88,031	86,016	85,224	90,362	175,182	184,038
Total expenses	199,505	197,200	194,341	202,035	200,045	396,705	403,406
OTHER INCOME (EXPENSES)
Interest income	10,084	13,190	10,696	7,015	3,421	23,274	4,881
Interest expense	(36,763)	(38,871)	(32,325)	(29,837)	(26,383)	(75,634)	(52,054)
Total other expenses	(26,679)	(25,681)	(21,629)	(22,822)	(22,962)	(52,360)	(47,173)
NET INCOME	54,547	55,700	53,046	58,737	61,275	110,247	126,505
Net income attributable to noncontrolling common units of the Operating Partnership	(458)	(502)	(471)	(515)	(537)	(960)	(1,097)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,878)	(5,278)	(5,291)	(5,460)	(5,151)	(10,156)	(13,213)
Total income attributable to noncontrolling interests	(5,336)	(5,780)	(5,762)	(5,975)	(5,688)	(11,116)	(14,310)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$49,211	$49,920	$47,284	$52,762	$55,587	$99,131	$112,195
Weighted average common shares outstanding – basic	117,375	117,338	117,240	117,185	117,155	117,356	117,107
Weighted average common shares outstanding – diluted	117,663	117,961	117,816	117,495	117,360	117,810	117,383
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.41	$0.42	$0.40	$0.45	$0.47	$0.83	$0.95
Net income available to common stockholders per share – diluted	$0.41	$0.42	$0.40	$0.45	$0.47	$0.83	$0.95

_______________________
(1)The three months ended December 31, 2023, September 30, 2023, and June 30, 2023 includes $4.9 million, $5.8 million, and $3.1 million, respectively, of retirement costs for our former CEO, primarily comprised of accelerated stock compensation expense. The six months ended June 30, 2023 includes $6.3 million of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.

Q2 2024 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

FUNDS FROM OPERATIONS (1):
Net income available to common stockholders	$49,211	$49,920	$47,284	$52,762	$55,587	$99,131	$112,195
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	458	502	471	515	537	960	1,097
Net income attributable to noncontrolling interests in consolidated property partnerships	4,878	5,278	5,291	5,460	5,151	10,156	13,213
Depreciation and amortization of real estate assets	85,589	86,460	84,402	83,518	88,473	172,049	180,144
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,549)	(8,437)	(8,191)	(8,208)	(7,895)	(15,986)	(18,837)
Funds From Operations (1)	$132,587	$133,723	$129,257	$134,047	$141,853	$266,310	$287,812
Weighted average common shares/units outstanding – basic (2)	120,034	119,660	118,896	118,934	118,930	119,847	118,874
Weighted average common shares/units outstanding – diluted (3)	120,322	120,283	119,473	119,245	119,134	120,301	119,149
FFO per common share/unit – basic (1)	$1.10	$1.12	$1.09	$1.13	$1.19	$2.22	$2.42
FFO per common share/unit – diluted (1)	$1.10	$1.11	$1.08	$1.12	$1.19	$2.21	$2.42

FUNDS AVAILABLE FOR DISTRIBUTION (1):
Funds From Operations (1)	$132,587	$133,723	$129,257	$134,047	$141,853	$266,310	$287,812
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,069)	(11,763)	(31,411)	(20,519)	(17,850)	(33,832)	(35,616)
Amortization of deferred revenue related to tenant-funded tenant improvements (4)	(4,358)	(6,502)	(5,717)	(4,883)	(4,912)	(10,860)	(10,097)
Net effect of straight-line rents	(634)	3,536	5,143	(2,382)	(5,720)	2,902	(11,339)
Amortization of net below market rents (5)	(886)	(904)	(973)	(1,034)	(1,608)	(1,790)	(4,641)
Amortization of deferred financing costs and net debt discount/premium	1,560	1,757	1,279	1,312	1,254	3,317	2,609
Non-cash amortization of share-based compensation awards	5,889	3,381	8,498	10,596	7,721	9,270	17,764
Lease related adjustments, leasing costs and other (6)	830	1,216	1,966	(401)	(2,106)	2,046	3,356
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,915	884	1,486	1,962	914	2,799	2,231
Funds Available for Distribution (1)	$114,834	$125,328	$109,528	$118,698	$119,546	$240,162	$252,079

________________________
(1)Please refer to pages 31-33 for Management Statements on non-GAAP supplemental measures. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(4)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(5)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(6)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs, and other.

Q2 2024 Supplemental Financial Report

Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues:
Rental income (1)	$226,492	$234,571	(3.4)%	$453,078	$478,078	(5.2)%
Tenant reimbursements (1)	49,427	46,738	5.8%	97,731	93,335	4.7%
Other property income	4,812	2,973	61.9%	8,503	5,671	49.9%
Total operating revenues	280,731	284,282	(1.2)%	559,312	577,084	(3.1)%
Operating Expenses:
Property expenses	59,279	55,008	7.8%	116,599	108,788	7.2%
Real estate taxes	29,009	28,277	2.6%	58,248	56,505	3.1%
Ground leases	2,996	2,413	24.2%	5,748	4,782	20.2%
Total operating expenses	91,284	85,698	6.5%	180,595	170,075	6.2%
Net Operating Income (2)	$189,447	$198,584	(4.6)%	$378,717	$407,009	(7.0)%

________________________
(1)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(2)Please refer to page 31-33 for Management Statements on non-GAAP supplemental measures and page 38 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q2 2024 Supplemental Financial Report

Same Store Analysis
(unaudited, $ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	% Change	% Contribution	2024	2023	% Change	% Contribution

Total Same Store Portfolio (1)
Number of properties	119	119			119	119
Square Feet	16,210,648	16,210,648			16,210,648	16,210,648
Average Occupancy	84.2%	87.4%			84.7%	88.6%
Percent of Stabilized Portfolio (2)	95.1%				95.1%

Operating Revenues:
Rental income (3)	$216,421	$227,579	(4.9)%	(5.8)%	$434,197	$464,050	(6.4)%	(7.6)%
Tenant reimbursements (3)	45,374	42,809	6.0%	1.3%	90,183	86,209	4.6%	1.0%
Other property income	4,197	2,686	56.3%	0.8%	7,330	5,112	43.4%	0.6%
Total operating revenues	265,992	273,074	(2.6)%	(3.7)%	531,710	555,371	(4.3)%	(6.0)%
Operating Expenses:
Property expenses	56,960	53,172	7.1%	(2.0)%	112,339	105,730	6.3%	(1.7)%
Real estate taxes	26,035	26,155	(0.5)%	0.1%	51,738	52,481	(1.4)%	0.2%
Ground leases	2,036	1,923	5.9%	(0.1)%	3,980	3,778	5.3%	(0.1)%
Total operating expenses	85,031	81,250	4.7%	(2.0)%	168,057	161,989	3.7%	(1.6)%
Net Operating Income	$180,961	$191,824	(5.7)%	(5.7)%	$363,653	$393,382	(7.6)%	(7.6)%

Same Store Analysis (Cash Basis)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	% Change	% Contribution	2024	2023	% Change	% Contribution
Total operating revenues (4)	$263,296	$259,185	1.6%	2.3%	$526,477	$534,124	(1.4)%	(2.1)%
Total operating expenses	84,955	81,150	4.7%	(2.1)%	167,885	161,788	3.8%	(1.6)%
Cash Net Operating Income (5)	$178,341	$178,035	0.2%	0.2%	$358,592	$372,336	(3.7)%	(3.7)%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2023 and still owned and included in the stabilized portfolio as of June 30, 2024. Same Store includes 100% of consolidated property partnerships as well as our three residential properties.
(2)Based on rentable square feet at the end of the period.
(3)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(4)For same store cash basis, lease termination and restoration fees are recognized in the period they are received, which may not correspond to the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(5)Please refer to pages 31-33 for Management Statements on non-GAAP supplemental measures. Please refer to page 38 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income. Adjustments to GAAP operating revenues include the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and revenue reversals (recoveries) related to tenant creditworthiness.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	Portfolio Breakdown		Total Rentable Square Feet (3)	Occupied at		Leased at (4)
STABILIZED PORTFOLIO (1)(2)	YTD NOI %	Rentable Square Feet %		6/30/2024	3/31/2024	6/30/2024	3/31/2024

Los Angeles
Hollywood / West Hollywood	8.7%	8.1%	1,383,563	84.9%	85.9%	86.1%	87.1%
El Segundo	3.4%	6.5%	1,103,595	74.4%	76.0%	74.4%	76.0%
Long Beach	2.3%	5.6%	957,706	79.3%	80.5%	83.8%	83.8%
West Los Angeles	2.4%	4.3%	726,975	58.8%	58.8%	58.8%	58.8%
Culver City	0.0%	1.0%	166,207	13.4%	55.6%	18.6%	55.6%
Total Los Angeles	16.8%	25.5%	4,338,046	73.9%	76.5%	75.5%	77.6%
San Diego
Del Mar	11.4%	10.5%	1,791,486	96.8%	96.5%	97.7%	98.1%
I-15 Corridor	1.5%	2.5%	433,851	81.8%	79.9%	81.8%	83.8%
Little Italy / Point Loma	0.3%	1.9%	319,879	42.6%	41.7%	50.0%	43.7%
University Towne Center	1.8%	1.4%	231,060	100.0%	100.0%	100.0%	100.0%
Total San Diego	15.0%	16.3%	2,776,276	88.5%	87.9%	89.9%	89.7%
San Francisco Bay Area
San Francisco CBD	26.3%	20.0%	3,400,600	84.8%	84.7%	85.5%	84.8%
Silicon Valley	8.9%	7.5%	1,286,100	100.0%	100.0%	100.0%	100.0%
South San Francisco	8.8%	4.7%	806,109	100.0%	100.0%	100.0%	100.0%
Other Peninsula	4.5%	4.0%	677,786	86.6%	85.3%	98.0%	96.6%
Total San Francisco Bay Area	48.5%	36.2%	6,170,595	90.1%	89.9%	91.8%	91.3%
Seattle
Lake Union / Denny Regrade	10.3%	12.1%	2,077,052	78.0%	78.8%	78.7%	79.2%
Bellevue	5.9%	5.4%	919,295	94.4%	94.5%	95.0%	95.1%
Total Seattle	16.2%	17.5%	2,996,347	83.1%	83.6%	83.7%	84.1%
Austin
Austin CBD	3.5%	4.5%	758,975	72.3%	71.5%	79.9%	78.2%
Total Austin	3.5%	4.5%	758,975	72.3%	71.5%	79.9%	78.2%
TOTAL STABILIZED PORTFOLIO	100.0%	100.0%	17,040,239	83.7%	84.2%	85.4%	85.7%

Average Occupancy
Quarter-to-Date	Year-to-Date
83.8%	84.1%
________________________
(1)Excludes residential properties.
(2)Buildings within a complex of properties are analyzed at the complex level.
(3)Occupied and leased percentage calculations presented throughout this report are based on rentable square feet at the end of the period, inclusive of all remeasurements that occurred during the period.
(4)Leases with a lease term less of than one year are included in the leased percentage upon lease commencement.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		6/30/2024	3/31/2024	6/30/2024	3/31/2024

Los Angeles, California
1350 Ivar Avenue	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
1500 N. El Centro Avenue	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Hollywood / West Hollywood	264,430	98.3%	100.0%	98.3%	100.0%
6115 W. Sunset Boulevard	Hollywood / West Hollywood	26,238	23.8%	23.8%	23.8%	23.8%
6121 W. Sunset Boulevard	Hollywood / West Hollywood	93,418	100.0%	100.0%	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood / West Hollywood	325,772	63.6%	66.5%	65.0%	67.0%
8560 W. Sunset Boulevard	Hollywood / West Hollywood	76,359	83.4%	77.4%	93.6%	91.7%
8570 W. Sunset Boulevard	Hollywood / West Hollywood	49,276	94.5%	94.5%	99.0%	99.0%
8580 W. Sunset Boulevard	Hollywood / West Hollywood	6,875	0.0%	59.0%	0.0%	59.0%
8590 W. Sunset Boulevard	Hollywood / West Hollywood	56,750	97.4%	97.4%	99.7%	99.7%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	46.2%	46.2%	46.2%	46.2%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	79.3%	79.3%	79.3%	79.3%
999 N. Pacific Coast Highway	El Segundo	138,389	48.4%	61.3%	48.4%	61.3%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	78.3%	77.0%	80.4%	77.0%
3780 Kilroy Airport Way	Long Beach	221,452	89.4%	89.9%	94.1%	91.8%
3800 Kilroy Airport Way	Long Beach	192,476	89.3%	89.3%	89.3%	89.3%
3840 Kilroy Airport Way	Long Beach	138,441	77.6%	77.6%	77.6%	77.6%
3880 Kilroy Airport Way	Long Beach	96,923	51.9%	51.9%	51.9%	51.9%
3900 Kilroy Airport Way	Long Beach	130,935	69.3%	78.7%	91.4%	100.0%
12100 W. Olympic Boulevard	West Los Angeles	155,679	74.1%	74.1%	74.1%	74.1%
12200 W. Olympic Boulevard	West Los Angeles	154,544	32.0%	32.0%	32.0%	32.0%
12233 W. Olympic Boulevard	West Los Angeles	156,746	48.4%	48.5%	48.4%	48.5%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	104,853	55.4%	55.4%	55.4%	55.4%
501 Santa Monica Boulevard	West Los Angeles	78,509	66.5%	66.5%	66.5%	66.5%
3101-3243 La Cienega Boulevard	Culver City	166,207	13.4%	55.6%	18.6%	55.6%
Total Los Angeles		4,338,046	73.9%	76.5%	75.5%	77.6%

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		6/30/2024	3/31/2024	6/30/2024	3/31/2024

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	Del Mar	109,307	100.0%	100.0%	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,192	51.5%	100.0%	51.5%	100.0%
12400 High Bluff Drive	Del Mar	216,518	100.0%	91.7%	100.0%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	94.7%	94.7%	94.7%	94.7%
3611 Valley Centre Drive	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	95.3%	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	115,193	78.4%	78.4%	90.0%	78.4%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	89.6%	89.6%	91.2%	93.2%
13480 Evening Creek Drive North	I-15 Corridor	143,401	57.1%	63.1%	57.1%	63.1%
13500 Evening Creek Drive North	I-15 Corridor	143,749	92.9%	81.0%	92.9%	92.9%
13520 Evening Creek Drive North	I-15 Corridor	146,701	95.2%	95.2%	95.2%	95.2%
2100 Kettner Boulevard	Little Italy / Point Loma	212,423	22.6%	21.2%	30.6%	24.2%
2305 Historic Decatur Road	Little Italy / Point Loma	107,456	82.1%	82.1%	88.3%	82.1%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive *	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
Total San Diego		2,776,276	88.5%	87.9%	89.9%	89.7%

________________________
* Excluded from our Same Store portfolio.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		6/30/2024	3/31/2024	6/30/2024	3/31/2024

San Francisco Bay Area, California
100 Hooper Street	San Francisco CBD	417,914	95.5%	95.5%	100.0%	95.5%
100 First Street	San Francisco CBD	480,457	93.4%	92.8%	94.2%	93.6%
303 Second Street	San Francisco CBD	784,658	73.2%	73.2%	73.5%	73.2%
201 Third Street	San Francisco CBD	346,538	68.2%	68.2%	68.2%	68.2%
360 Third Street	San Francisco CBD	436,357	66.6%	66.6%	66.6%	66.6%
250 Brannan Street	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
1290-1300 Terra Bella Avenue	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
505 Mathilda Avenue	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
555 Mathilda Avenue	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
599 Mathilda Avenue	Silicon Valley	76,031	100.0%	100.0%	100.0%	100.0%
605 Mathilda Avenue	Silicon Valley	162,785	100.0%	100.0%	100.0%	100.0%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Other Peninsula	43,600	69.4%	69.4%	69.4%	69.4%
4300 Bohannon Drive	Other Peninsula	63,430	63.5%	48.8%	100.0%	85.1%
4500 Bohannon Drive	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
900 Jefferson Avenue	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Other Peninsula	119,616	54.6%	54.7%	100.0%	100.0%
Total San Francisco Bay Area		6,170,595	90.1%	89.9%	91.8%	91.3%

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		6/30/2024	3/31/2024	6/30/2024	3/31/2024

Seattle, Washington
333 Dexter Avenue North	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Lake Union / Denny Regrade	141,860	95.1%	100.0%	100.0%	100.0%
801 N. 34th Street	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Lake Union / Denny Regrade	112,487	94.0%	100.0%	100.0%	100.0%
320 Westlake Avenue North	Lake Union / Denny Regrade	184,644	94.3%	94.3%	94.3%	94.3%
321 Terry Avenue North	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
2001 8th Avenue	Lake Union / Denny Regrade	535,395	19.3%	20.0%	19.3%	21.6%
601 108th Avenue NE	Bellevue	490,738	99.0%	98.6%	99.0%	98.6%
10900 NE 4th Street	Bellevue	428,557	89.1%	89.7%	90.5%	91.1%
Total Seattle		2,996,347	83.1%	83.6%	83.7%	84.1%
Austin, Texas
200 W. 6th Street *	Austin CBD	758,975	72.3%	71.5%	79.9%	78.2%
Total Austin		758,975	72.3%	71.5%	79.9%	78.2%
TOTAL STABILIZED PORTFOLIO		17,040,239	83.7%	84.2%	85.4%	85.7%

________________________
* Excluded from our Same Store portfolio.

			Average Residential Occupancy
			Quarter-to-Date		Year-to-Date
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	6/30/2024	3/31/2024	6/30/2024

Los Angeles, California
1550 N. El Centro Avenue	Hollywood	200	91.0%	90.6%	90.8%
6390 De Longpre Avenue	Hollywood	193	91.3%	92.4%	91.9%
San Diego, California
3200 Paseo Village Way	Del Mar	608	93.8%	94.1%	94.0%
TOTAL RESIDENTIAL PROPERTIES		1,001	92.8%	93.1%	92.9%

Q2 2024 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. /Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (3)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (4)	15	11	88,973	53,258	142,231	42	$22.68	$6.48	9.0%	2.7%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (4)	3	—	17,397	—	17,397	71	$67.93	$11.48
TOTAL	18	11	106,370	53,258	159,628

Year to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. /Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (3)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (4)	25	23	198,463	183,034	381,497	49	$32.58	$7.98	6.0%	(3.6)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (4)	5	—	70,866	—	70,866	154	$166.78	$13.00
TOTAL:	30	23	269,329	183,034	452,363

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three and six months ended June 30, 2024, 14,236 and 51,002 square feet of leases commenced with a lease term less than one year, respectively.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between GAAP rents / stated rents for new / renewed leases and the expiring GAAP rents for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(4)Refer to pages 35-37 “Definitions Included in Supplemental.”

Q2 2024 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents (4)	Changes in Cash Rents (4)	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	21	11	139,586	53,258	192,844	67	$42.72	$7.65	7.2%	(4.6)%	21.6%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	2	—	26,371	—	26,371	99	$132.16	$16.02
TOTAL	23	11	165,957	53,258	219,215

Year to Date (6)	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents (4)	Changes in Cash Rents (4)	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	37	23	279,987	183,034	463,021	60	$42.83	$8.57	8.1%	(3.6)%	27.5%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	6	—	40,088	—	40,088	89	$104.13	$14.04
TOTAL:	43	23	320,075	183,034	503,109

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three and six months ended June 30, 2024, we signed 15,848 and 131,712 square feet of leases with a lease term less than one year, respectively.
(2)During the three months ended June 30, 2024, 16 new leases totaling 138,219 square feet were signed but not commenced as of June 30, 2024.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Calculated as the change between GAAP rents / stated rents for new / renewed leases and the expiring GAAP rents for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(5)Refer to pages 35-37 “Definitions Included in Supplemental.”
(6)During the six months ended June 30, 2024, 25 new leases totaling 211,440 square feet were signed but not commenced as of June 30, 2024.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

2nd Gen Capital Expenditures: (1) (2)
Capital Improvements	$10,029	$4,962	$12,872	$6,361	$7,263
Tenant Improvements & Leasing Commissions	12,040	6,801	18,539	14,158	10,587

Total	$22,069	$11,763	$31,411	$20,519	$17,850

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	10.8%

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

Major Repositioning Capital Expenditures: (1) (3)
Capital Improvements	$9,940	$7,130	$1,411	$2,092	$1,298
Tenant Improvements & Leasing Commissions	—	89	(329)	—	—

Total	$9,940	$7,219	$1,082	$2,092	$1,298

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

1st Gen Capital Expenditures: (1) (4)
Tenant Improvements & Leasing Commissions	$3,773	$10,063	N/A	N/A	N/A

Total	$3,773	$10,063	N/A	N/A	N/A

________________________
(1)Refer to pages 35-37 “Definitions Included in Supplemental.”
(2)Includes 100% of capital expenditures of consolidated property partnerships.
(3)Prior to Q1 2024, this category was titled “1st Generation (Nonrecurring) Capital Expenditures.” This category represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
(4)New category of capital expenditures beginning in Q1 2024.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)(2)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	29	73	65	72	54	42	45	42	16	13	22
% of Total Leased Sq. Ft.	3.8%	5.5%	14.2%	7.6%	8.0%	8.1%	11.5%	14.9%	7.9%	8.2%	10.3%
Annualized Base Rent (“ABR”)	$27,903	$33,372	$94,971	$43,800	$70,037	$62,175	$95,775	$138,098	$74,023	$69,184	$89,827
% of Total ABR (3)	3.5%	4.2%	11.9%	5.5%	8.8%	7.7%	12.0%	17.3%	9.2%	8.7%	11.2%
Annualized Rent per Sq. Ft.	$51.70	$43.71	$47.58	$40.92	$61.91	$54.93	$59.37	$65.91	$66.29	$59.81	$62.15
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of June 30, 2024, space leased under month-to-month leases, storage leases, vacant space, leases with a lease term of less than one year, and future lease renewal options not executed as of June 30, 2024.
(2)Adjusting for leasing transactions executed as of June 30, 2024 but not yet commenced, the 2024, 2025, and 2026 expirations would be reduced by 63,439, 66,321, and 156,785 square feet, respectively.
(3)Includes 100% of annualized base rent of consolidated property partnerships.

Q2 2024 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2024	Los Angeles	15	138,919	1.0%	$6,146	0.8%	$44.24
	San Diego	5	35,967	0.3%	1,260	0.2%	35.03
	San Francisco Bay Area	5	227,845	1.5%	15,328	1.9%	67.27
	Seattle	4	136,986	1.0%	5,169	0.6%	37.73
	Austin	—	—	—%	—	—%	—
	Total	29	539,717	3.8%	$27,903	3.5%	$51.70

2025	Los Angeles	36	218,478	1.6%	$9,117	1.1%	$41.73
	San Diego	18	233,461	1.6%	9,429	1.2%	40.39
	San Francisco Bay Area	8	120,729	0.9%	8,604	1.1%	71.27
	Seattle	11	190,769	1.4%	6,222	0.8%	32.62
	Austin	—	—	—%	—	—%	—
	Total	73	763,437	5.5%	$33,372	4.2%	$43.71

2026	Los Angeles	27	489,626	3.5%	$20,247	2.5%	$41.35
	San Diego	8	153,559	1.1%	8,479	1.1%	55.22
	San Francisco Bay Area	17	944,325	6.7%	49,522	6.2%	52.44
	Seattle	13	408,454	2.9%	16,723	2.1%	40.94
	Austin	—	—	—%	—	—%	—
	Total	65	1,995,964	14.2%	$94,971	11.9%	$47.58

2027	Los Angeles	40	741,606	5.3%	$27,711	3.5%	$37.37
	San Diego	18	158,530	1.1%	7,666	1.0%	48.36
	San Francisco Bay Area	5	84,355	0.6%	5,179	0.6%	61.40
	Seattle	9	85,888	0.6%	3,244	0.4%	37.77
	Austin	—	—	—%	—	—%	—
	Total	72	1,070,379	7.6%	$43,800	5.5%	$40.92

2028	Los Angeles	23	125,479	0.9%	$6,693	0.8%	$53.34
	San Diego	12	214,134	1.5%	12,173	1.5%	56.85
	San Francisco Bay Area	11	730,462	5.2%	49,244	6.3%	67.41
	Seattle	8	61,231	0.4%	1,927	0.2%	31.47
	Austin	—	—	—%	—	—%	—
	Total	54	1,131,306	8.0%	$70,037	8.8%	$61.91

2029 and Beyond	Los Angeles	46	1,400,197	10.0%	$80,199	10.0%	$57.28
	San Diego	60	1,650,202	11.7%	102,058	12.8%	61.85
	San Francisco Bay Area	37	3,393,213	24.1%	250,115	31.2%	73.71
	Seattle	26	1,573,740	11.2%	72,383	9.1%	45.99
	Austin	11	541,795	3.9%	24,327	3.0%	44.90
	Total	180	8,559,147	60.9%	$529,082	66.1%	$61.81

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q2 2024 Supplemental Financial Report

Top 20 Tenants
($ in thousands)

Tenant Name (1)	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
Global technology company	Seattle / San Diego	$44,851	849,826	5.6%	5.0%	2032 - 2033 / 2037	9.1
Cruise LLC	San Francisco Bay Area	35,449	374,618	4.4%	2.2%	2031	7.4
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.1%	2.5%	2034	10.0
LinkedIn Corporation / Microsoft Corporation (4)	San Francisco Bay Area	29,752	663,460	3.7%	3.9%	2024 / 2026	2.0
Salesforce, Inc. (5)	San Francisco Bay Area / Seattle	29,460	599,836	3.7%	3.5%	2024 / 2029 - 2030 / 2032	4.7
Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	522,879	3.5%	3.1%	2027 / 2031	6.9
Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.0%	1.7%	2028	4.3
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.4%	2032	7.6
Netflix, Inc.	Los Angeles	21,854	361,388	2.7%	2.1%	2032	8.1
Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033	9.3
Box, Inc.	San Francisco Bay Area	16,853	287,680	2.1%	1.7%	2028	4.0
DIRECTV, LLC	Los Angeles	16,085	532,956	2.0%	3.1%	2026 - 2027	3.2
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	1.9%	2.0%	2030	6.2
Neurocrine Biosciences, Inc.	San Diego	14,046	254,578	1.8%	1.5%	2025 / 2031	6.5
Amazon.com	Seattle	13,926	340,705	1.7%	2.0%	2025 / 2030	4.9
Riot Games, Inc. (6)	Los Angeles	13,829	210,133	1.7%	1.2%	2024 / 2026 / 2031	3.6
Viacom International, Inc.	Los Angeles	13,718	220,330	1.7%	1.3%	2028	4.5
Indeed, Inc.	Austin	13,430	330,394	1.7%	1.9%	2034	10.5
Sony Interactive Entertainment, LLC	San Francisco Bay Area	13,059	127,760	1.6%	0.7%	2030	5.8
Tandem Diabetes Care, Inc.	San Diego	12,409	143,850	1.6%	0.8%	2035	10.8
Total Top 20 Tenants		$431,435	7,353,623	53.8%	43.0%		6.3

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based upon annualized base rental revenues as of June 30, 2024 and includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)We define significant lease expirations as those with space expiring greater than 25,000 rentable square feet.
(4)The 2024 lease expiration represents 76,031 rentable square feet expiring on October 31, 2024.
(5)The 2024 lease expiration represents 126,848 rentable square feet expiring on August 31, 2024.
(6)The 2024 lease expiration represents 6,411 rentable square feet that expired on July 31, 2024 and 40,236 rentable square feet expiring on November 30, 2024.

Q2 2024 Supplemental Financial Report

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (3)

Other, 6%
Life Science & Health Care, 18%
Finance, Insurance, and Real Estate, 8%
Professional, Business, and Other Services, 7%
Media, 7%
Technology, 54%

Other, 7%
Life Science & Health Care, 17%
Finance, Insurance, and Real Estate, 8%
Professional, Business, and Other Services, 9%
Media, 8%
Technology, 51%

________________________
(1)Based on the North American Industry Classification System as of June 30, 2024.
(2)Includes 100% of annualized base rent of consolidated property partnerships.
(3)Based on occupied square footage as of June 30, 2024.

Q2 2024 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (1)	Local developer	Redwood City	347,842	93%

	Quarter-to-Date	Year-to-Date
Total operating revenues	$30,087	$60,534
Total operating expenses	8,855	17,093
Net Operating Income - Consolidated Ventures (2)(3)	$21,232	$43,441
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(433)	(1,367)
Net effect of straight-line rents	(127)	(499)
Lease related adjustments, leasing costs and other	(598)	1,272
Other (4)	—	81
Cash Net Operating Income - Consolidated Ventures (3)	$20,074	$42,928

Company's Share of Cash Net Operating Income - Consolidated Ventures (3)	$13,000	$28,685

____________________
(1)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.
(2)For breakout of Net Operating Income by partnership, refer to page 38, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(3)Please refer to pages 31-33 for Management Statements on non-GAAP supplemental measures.
(4)Includes revenue reversals (recoveries) related to tenant creditworthiness.

03
Development

–In-Process Development & Redevelopment
–Future Development Pipeline

Q2 2024 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2024 (2)(3)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	4Q 2025	875,000	$1,000	$695	—%
4400 Bohannon Drive (4)	Other Peninsula	4Q 2022	3Q 2025	48,000	55	32	—%
San Diego County
4690 Executive Drive (4)	University Towne Center	1Q 2022	2Q 2025	52,000	25	21	—%

TOTAL:				975,000	$1,080	$748	—%

________________________
(1)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(2)Represents costs incurred as of June 30, 2024, excluding accrued liabilities recorded in accordance with GAAP.
(3)For redevelopment properties, includes the existing depreciated basis for the buildings to be redeveloped.
(4)Redevelopment property.

Q2 2024 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 6/30/2024 (2)

Los Angeles
1633 26th Street	West Los Angeles	190,000	$15
San Diego
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	116
2045 Pacific Highway	Little Italy	275,000	56
Kilroy East Village	East Village	1,100 units	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	227
Flower Mart	SOMA	2,300,000	590
Seattle
SIX0	Denny Regrade	925,000 and 650 units	187
Austin
Stadium Tower	Stadium District / Domain	493,000	73

TOTAL:			$1,332

________________________
(1)Represents developable office/life science square feet and/or residential units. The developable square feet, residential units, and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of June 30, 2024, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q2 2024 Supplemental Financial Report

Capital Structure
As of June 30, 2024 ($ in thousands)

	Shares/Units	Aggregate Principal Amount (1) or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility		$—	—%	6.33%	7/31/2028 (3)
Term Loan Facility		120,000	1.4%	6.39%	10/3/2026 (4)
Term Loan Facility		200,000	2.3%	6.38%	10/3/2027 (4)
Private Placement Senior Notes Series A due 2026		50,000	0.5%	4.30%	7/18/2026
Private Placement Senior Notes Series B due 2026		200,000	2.3%	4.35%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	2.0%	3.35%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.8%	3.45%	2/17/2029
Private Placement Senior Notes due 2031		350,000	4.0%	4.27%	1/31/2031
Senior Notes due 2024		403,712	4.6%	3.45%	12/15/2024
Senior Notes due 2025		400,000	4.5%	4.38%	10/1/2025
Senior Notes due 2028 (5)		400,000	4.5%	4.75%	12/15/2028
Senior Notes due 2029		400,000	4.5%	4.25%	8/15/2029
Senior Notes due 2030		500,000	5.6%	3.05%	2/15/2030
Senior Notes due 2032 (5)		425,000	4.8%	2.50%	11/15/2032
Senior Notes due 2033 (5)		450,000	5.1%	2.65%	11/15/2033
Senior Notes due 2036		400,000	4.5%	6.25%	1/15/2036
		$4,548,712	51.4%	4.06%
Secured Debt (6)
12100,12200, and 12312 W. Olympic Blvd., Los Angeles		$154,543	1.8%	3.57%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		80,177	0.9%	4.48%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.2%	5.90%	8/10/2034
		$609,720	6.9%	5.12%

Total Debt		$5,158,432	58.3%	4.19%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,150,574	$35,863	0.4%
Shares of common stock outstanding	117,385,231	3,658,898	41.3%
Total Equity and Noncontrolling Interest in the Operating Partnership		$3,694,761	41.7%

Total Market Capitalization		$8,853,193	100.0%

________________________
(1)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(2)Our unsecured revolving credit facility and unsecured term loan facilities' interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment of 0.10% and a margin of 0.900% and 0.950%, respectively, based on our credit rating as of June 30, 2024. All other stated rates are fixed interest rates.
(3)Does not assume the exercise of the Company's two six-month extension options.
(4)The maturity dates of the each of the unsecured term loans assumes the exercise of the two twelve-month extensions, at the Company’s election.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $31.17 as of June 30, 2024.
(8)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

Q2 2024 Supplemental Financial Report

Debt Analysis
As of June 30, 2024 ($ in thousands)

Debt Maturities
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
2024
2025
2026 (1)
2027 (1)
2028 (2)
2029
2030
2031
2032
2033
2034
2035
2036
Unsecured Bonds
Unsecured Private Placement Notes
Unsecured Green Bonds
Secured Debt
Unsecured Term Loan

Total Debt	$406,744	$406,246	$521,317	$449,125	$400,000	$475,000	$500,000	$350,000	$425,000	$450,000	$375,000	—	$400,000
Weighted Average Stated Rate	3.45%	4.37%	4.59%	4.88%	4.75%	4.12%	3.05%	4.27%	2.50%	2.65%	5.90%	—%	6.25%
% of Total	8%	8%	10%	8%	8%	9%	10%	7%	8%	9%	7%	—%	8%
________________________
(1)The maturity dates of the unsecured term loans assume the exercise of the two twelve-month extensions, at the Company's election.
(2)As of June 30, 2024, there was no outstanding balance on our unsecured revolving credit facility maturing on July 31, 2028, before two six-month extensions, at the Company's election.

Q2 2024 Supplemental Financial Report

Debt Analysis, continued
As of June 30, 2024 ($ in thousands)

NET DEBT TO COMPANY'S SHARE OF EBITDA, AS ADJUSTED RATIOS (1)
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

Total principal amount of debt	$5,158,432	$5,159,926	$4,961,406	$4,969,869	$4,440,610
Cash and cash equivalents	(835,893)	(855,007)	(510,163)	(618,794)	(361,885)
Certificates of deposit	—	(78,256)	(256,581)	(252,830)	—
Net debt	$4,322,539	$4,226,663	$4,194,662	$4,098,245	$4,078,725

Trailing 12-months Company's share of EBITDA, as adjusted (2)	$673,269	$672,267	$671,343	$673,324	$668,950

Trailing 12-months Company's share of EBITDA, as adjusted less interest income (2)	$632,284	$637,945	$648,751	$656,196	$658,543

Net debt to Company's share of EBITDA, as adjusted Ratio	6.4x	6.3x	6.2x	6.1x	6.1x

Net debt to Company's share of EBITDA, as adjusted less interest income Ratio	6.8x	6.6x	6.5x	6.2x	6.2x

KEY DEBT COVENANTS (3)
	Covenant	Actual Performance as of June 30, 2024

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	33%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	3.16x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.64x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032, 2033, and 2036:
Total debt to total asset value	less than 60%	38%
Interest coverage	greater than 1.5x	5.3x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	277%

________________________
(1)Please refer to pages 31-33 for Management Statements on non-GAAP supplemental measures.
(2)Calculated as the sum of the Company's share of EBITDA, as adjusted for the trailing four quarters. Please refer to page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to the Company's Share of EBITDA, as adjusted and the Company's Share of EBITDA, as adjusted less interest income.
(3)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.

05
Non-GAAP Supplemental
Measures

Q2 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 31, 2024 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q2 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted, Company's Share of EBITDA, as adjusted, and Company's Share of EBITDA, as adjusted less interest income:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures. The Company’s Share of EBITDA, as adjusted, is EBITDA, as adjusted less amounts attributable to noncontrolling interests in consolidated property partnerships. The Company’s Share of EBITDA, as adjusted less interest income also deducts interest income.

Net Debt to Company's Share of EBITDA, as adjusted Ratio and Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio:

Management believes that the ratios of our principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of EBITDA, as adjusted, as well as the Company's share of EBITDA, as adjusted less interest income are useful supplemental measures of the level of borrowed capital being used to increase the potential return of our real estate investments and proxies for a measure we believe is used by many lenders and rating agencies to evaluate our ability to repay and service our debt obligations. We believe the ratios are beneficial disclosure to investors as supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDA, as adjusted Ratio and Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio may not be comparable to other REITs.

Q2 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q2 2024 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:
Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Change in GAAP / Cash Rents (Leases Commenced):
Calculated as the change between GAAP / cash rents for new/renewed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Change in GAAP / Cash Rents (Leases Executed):
Calculated as the change between GAAP / cash rents for signed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Space not yet leased at recently completed development and redevelopment properties that have been added to the stabilized portfolio. Capital expenditures for first generation space do not include expenditures for in-process development and redevelopment projects and these costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDA, as adjusted:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

Q2 2024 Supplemental Financial Report

Definitions Included in Supplemental, continued
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Major Repositioning:
Space for which we are incurring significant non-recurring capital expenditures to reposition and is expected to result in additional revenue generated when re-leased. Capital expenditures for this space are not subtracted in our calculation of FAD.
Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Leases Types:
Represents leases where the tenant is obligated to pay their proportionate share of certain operating expenses.
Net Operating Income Margins:
Calculated as net operating income divided by total revenues.
Redevelopment Properties:
Properties for which we expect to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.

Q2 2024 Supplemental Financial Report

Definitions Included in Supplemental, continued
Retention Rates (Leases Executed):
Calculated as the percentage of space renewed by existing tenants at lease expiration or termination.
Same Store Portfolio:
Our Same Store Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2023 and still owned and included in the stabilized portfolio as of June 30, 2024. It includes our residential portfolio, which consists of our 200-unit residential tower and 193-unit Jardine project in Hollywood, California and 608 residential units at our One Paseo mixed-use project in Del Mar, California. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized, and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Same Store Portfolio Rollforward
	Number of Buildings	Square Feet

Same Store Portfolio as of December 31, 2023	115	15,063,419
Stabilized Development and Redevelopment Properties Added	4	1,151,118
Remeasurements	—	(3,889)
Same Store Portfolio as of June 30, 2024	119	16,210,648
Stabilized Development and Redevelopment Properties Excluded from Same Store	2	829,591
Stabilized Portfolio as of June 30, 2024	121	17,040,239

Second Generation ("2nd Gen"):
Space at properties in the stabilized portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied.
Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q2 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended (1)					Six Months Ended (2)
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net Income Available to Common Stockholders	$49,211	$49,920	$47,284	$52,762	$55,587	$99,131	$112,195
Net income attributable to noncontrolling common units of the Operating Partnership	458	502	471	515	537	960	1,097
Net income attributable to noncontrolling interests in consolidated property partnerships	4,878	5,278	5,291	5,460	5,151	10,156	13,213
Net Income	54,547	55,700	53,046	58,737	61,275	110,247	126,505
Adjustments:
General and administrative expenses	18,951	17,579	22,078	24,761	22,659	36,530	46,595
Leasing costs	2,119	2,279	1,956	1,852	1,326	4,398	2,698
Depreciation and amortization	87,151	88,031	86,016	85,224	90,362	175,182	184,038
Interest income	(10,084)	(13,190)	(10,696)	(7,015)	(3,421)	(23,274)	(4,881)
Interest expense	36,763	38,871	32,325	29,837	26,383	75,634	52,054
Net Operating Income, as defined (3)	189,447	189,270	184,725	193,396	198,584	378,717	407,009
Wholly-Owned Properties	168,215	167,061	162,348	170,492	176,582	335,276	356,102
Consolidated property partnerships: (4)
100 First Street (5)	6,073	5,958	6,561	6,782	6,075	12,031	12,077
303 Second Street (5)	10,467	10,794	10,099	10,243	9,706	21,261	26,942
Crossing/900 (6)	4,692	5,457	5,717	5,879	6,221	10,149	11,888
Net Operating Income, as defined (3)	189,447	189,270	184,725	193,396	198,584	378,717	407,009
Non-Same Store Net Operating Income (7)	(8,486)	(6,578)	(20,892)	(21,052)	(21,127)	(15,064)	(13,627)
Same Store Net Operating Income	180,961	182,692	163,833	172,344	177,457	363,653	393,382
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(4,035)	(6,190)	(5,215)	(4,384)	(4,461)	(10,225)	(9,538)
Net effect of straight-line rents	2,084	5,443	8,140	617	(1,992)	7,527	(10,628)
Amortization of net below market rents	(335)	(353)	(422)	(483)	(1,057)	(688)	(3,362)
Lease related adjustments	(467)	(194)	2,236	(805)	(3,374)	(661)	853
Other (8)	133	(1,147)	1,144	432	1,003	(1,014)	1,629
Same Store Cash Net Operating Income	$178,341	$180,251	$169,716	$167,721	$167,576	$358,592	$372,336

________________________
(1)For all quarterly periods in 2024, the Same Store Portfolio was comprised of 119 properties. For all quarterly periods in 2023, the Same Store Portfolio was comprised of 115 properties.
(2)Based upon the Same Store Portfolio as of June 30, 2024, which was comprised of 119 properties.
(3)Please refer to page 31-33 for Management Statements on non-GAAP supplemental measures.
(4)Reflects Net Operating Income for all periods presented.
(5)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(6)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(7)Includes the results of one office development building added to the stabilized portfolio during the third quarter of 2023, one office development building added to the stabilized portfolio during the fourth quarter of 2023, and our in-process and future development projects.
(8)Includes revenue reversals (recoveries) related to tenant creditworthiness and other.

Q2 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income, continued
(unaudited, $ in thousands)

	Three Months Ended (1)
	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Net Income Available to Common Stockholders	$56,608	$52,625	$79,757	$47,105
Net income attributable to noncontrolling common units of the Operating Partnership	560	588	664	515
Net income attributable to noncontrolling interests in consolidated property partnerships	8,062	6,262	6,239	6,355
Net Income	65,230	59,475	86,660	53,975
Adjustments:
General and administrative expenses	23,936	25,217	23,524	22,120
Leasing costs	1,372	1,404	1,015	1,447
Depreciation and amortization	93,676	91,396	81,140	96,415
Interest income	(1,460)	(1,264)	(295)	(125)
Interest expense	25,671	23,550	19,982	20,121
Gain on sale of depreciable operating property	—	—	(17,329)	—
Net Operating Income, as defined (2)	208,425	199,778	194,697	193,953
Wholly-Owned Properties	179,500	174,983	170,166	168,721
Consolidated property partnerships: (3)
100 First Street (4)	6,011	6,116	5,791	5,745
303 Second Street (4)	17,247	12,702	12,941	13,333
Crossing/900 (5)	5,667	5,977	5,799	6,154
Net Operating Income, as defined (2)	208,425	199,778	194,697	193,953
Non-Same Store Net Operating Income (6)	(6,866)	(16,435)	(13,335)	(12,239)
Same Store Net Operating Income	201,559	183,343	181,362	181,714
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(4,893)	(4,607)	(4,646)	(4,631)
Net effect of straight-line rents	(5,359)	(3,689)	(6,992)	(12,183)
Amortization of net below market rents	(2,305)	(2,287)	(2,520)	(2,720)
Lease related adjustments	4,673	(2,010)	(194)	401
Other (7)	626	1,008	400	530
Same Store Cash Net Operating Income	$194,301	$171,758	$167,410	$163,111

________________________
(1)Same Store Portfolio as of the most recent comparative period. For the quarter ended March 31, 2023, the Same Store Portfolio was comprised of 119 properties. For all quarterly periods in 2022, the Same Store Portfolio was comprised of 115 properties.
(2)Please refer to page 31-33 for a Management Statements on non-GAAP supplemental measures.
(3)Reflects Net Operating Income for all periods presented.
(4)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(5)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City.
(6)Includes the results of one office development building added to the stabilized portfolio during the fourth quarter of 2023 and our in-process and future development projects.
(7)Includes revenue reversals (recoveries) related to tenant creditworthiness and other.

Q2 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Company's Share of EBITDA, as adjusted
(unaudited, $ in thousands)

	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Net Income Available to Common Stockholders	$49,211	$49,920	$47,284	$52,762	$55,587
Interest expense	36,763	38,871	32,325	29,837	26,383
Depreciation and amortization	87,151	88,031	86,016	85,224	90,362
Net income attributable to noncontrolling common units of the Operating Partnership	458	502	471	515	537
Net income attributable to noncontrolling interests in consolidated property partnerships	4,878	5,278	5,291	5,460	5,151
EBITDA, as adjusted (1)	178,461	182,602	171,387	173,798	178,020

EBITDA, as adjusted (1), attributable to noncontrolling interests in consolidated property partnerships	(7,601)	(8,660)	(8,328)	(8,390)	(8,162)

Company's share of EBITDA, as adjusted (1)	$170,860	$173,942	$163,059	$165,408	$169,858

Interest income	(10,084)	(13,190)	(10,696)	(7,015)	(3,421)

Company's share of EBITDA, as adjusted less interest income (1)	$160,776	$160,752	$152,363	$158,393	$166,437

________________________
(1)Please refer to pages 31-33 for Management Statements on non-GAAP supplemental measures.

Q2 2024 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended					Six Months Ended June 30,
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2024	2023
GAAP Net Cash Provided by Operating Activities	$88,693	$167,869	$110,223	$208,816	$101,414	$256,562	$283,550
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,069)	(11,763)	(31,411)	(20,519)	(17,850)	(33,832)	(35,616)
Depreciation of non-real estate furniture, fixtures and equipment	(1,562)	(1,571)	(1,614)	(1,706)	(1,889)	(3,133)	(3,894)
Net changes in operating assets and liabilities (1)	55,471	(21,554)	39,064	(58,450)	41,727	33,917	21,202
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(5,634)	(7,553)	(6,705)	(6,246)	(6,981)	(13,187)	(16,606)
Cash adjustments related to investing and financing activities	(65)	(100)	(29)	(3,197)	3,125	(165)	3,443
Funds Available for Distribution (2)	$114,834	$125,328	$109,528	$118,698	$119,546	$240,162	$252,079

_______________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, and rents received in advance and tenant security deposits.
(2)Please refer to page 31-33 for Management Statements on non-GAAP supplemental measures.